August 29, 2007

IndyMac MBS, Inc.
155 North Lake Avenue
Pasadena, California 91101

Re:           IndyMac MBS, Inc.
IndyMac INDA Mortgage Loan Trust 2007-AR6, Mortgage Pass-Through
Certificates, Series 2007-AR6

Ladies and Gentlemen:

We have advised IndyMac MBS, Inc., a Delaware corporation (the “Registrant”) with respect to certain federal income tax aspects of the issuance by the Registrant of the Mortgage Pass-Through Certificates, Series 2007-AR6 (the “Certificates”).  The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of August 1, 2007  (the “Pooling and Servicing Agreement”), as more particularly described in the prospectus dated August 29, 2007 (the “Base Prospectus”) and the prospectus supplement dated August 29, 2007 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) relating to such series, each forming a part of the Registration Statement on Form S-3 (File No. 333-140726) as filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on February 14, 2007 and declared effective on June 20, 2007 (the “Registration Statement”).  Such advice conforms to the description of selected federal income tax consequences to holders of the Certificates that appears under the heading “Material Federal Income Tax Consequences” in the Base Prospectus and “Material Federal Income Tax Consequences” in the Prospectus Supplement.  Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion the description is accurate in all material respects, and we hereby confirm and adopt as our opinion the opinions set forth therein.

IndyMac MBS, Inc.
August 29, 2007

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Prospectus contained therein.  In giving such consent, we do not consider that we are “experts,” within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/Orrick, Herrington & Sutcliffe LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP